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                                  Schedule 2
                                  ----------

        Variable Annuity Contracts and Variable Life Insurance Policies
              Supported by Separate Accounts Listed on Schedule I
                              As of June 1, 2000

Lincoln ChoicePlus Variable Annuity (individual annuity)

Lincoln ChoicePlus Access

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                    Liberty Variable Investment Trust (Fund)


Date:               Signature:
                    Name:
                    Title:

                    Lincoln Life & Annuity Company of New York (Company)

Date:               Signature:
                    Name:
                    Title:


                    Liberty Funds Distributor Inc. (Distributor)


Date:               Signature:
                    Name:
                    Title:


                    Liberty Advisory Services Corporation (Investment Manager)


Date:               Signature
                    Name:
                    Title: